UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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HIRERIGHT, INC.
(Name of Registrant as Specified In Its Charter)

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THIS FILING CONSISTS OF A POSTING ON THE COMPANY’S WEBSITE REGARDING THE PROPOSED MERGER.

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About the Merger

On June 9, 2008 HireRight and USIS, a leading provider of pre-employment and drug testing screening solutions and the largest provider of security investigations to the federal government, announced a definitive agreement to merge.

Together, USIS and HireRight will be one of the world’s largest screening solutions providers and will offer deep expertise in helping organizations of all sizes efficiently implement, manage, and control their employment screening programs. The combined company will have the technology, services portfolio, financial resources, and subject matter expertise to meet the complex requirements demanded by leading employers around the globe. Customers will have access to a wide range of competitively unique services delivered globally in more than 200 countries and territories. The combined organization will deliver on-demand screening applications built with state-of-the-art technologies delivering outstanding user experience, quality, turn-around time, and extensive process and workflow automation.

Learn More

• Merger press release  <link to press release>

• What the merger means to: customers, partners, investors

• Merger FAQs

• About USIS

<quotation on right hand side bar>

“Bringing USIS and HireRight together will deliver to customers a winning blend of innovative employment screening solutions and deep subject-matter expertise, providing an outstanding platform to meet the rapidly evolving screening needs of global organizations.”  — Eric Boden, Chairman and CEO of HireRight

Merger Press Release

<links to press release>

What this Means to Customers

HireRight customers can expect the following as a result of the combination of the two firms:

•                  Continued HireRight commitment to innovative solutions, accurate results and high quality customer support

•                  An expansion of available services

•                  Added size and scale to accelerate the delivery of new products and services

Our combination will position us as one of the largest and most capable background screening solutions provider in the world. Our intention with this merger is not to be the biggest screening provider in the industry, but to be the best. This merger will enhance our ability to deliver customers distinct advantages, including a state-of-the-art solutions platform, robust technical and operational capabilities, an extensive services portfolio, deep industry subject matter expertise, and financial strength. Our combined organization will continue to provide customers with innovative, on-demand screening applications built with state-of-the-art technologies providing outstanding user experience and quality, the fastest turn-around times, and extensive process and workflow automation.

As employers’ background and drug screening, and employment eligibility requirements continue to evolve in the years ahead, the combined company will be well positioned to deliver best-in-class solutions that evolve with them. By combining the HireRight culture of customer focus and innovation, the strength and integrity of our team and the quality and depth of our technology-based solutions with the deep vertical expertise in the transportation and retail sectors, unique data sources and services, and security expertise of USIS, the combined company will be able to offer customers a wider range of solutions and better meet their needs in the future.

Customers should rest assured that through this transition and beyond, HireRight will continue to provide the same high levels of service they have become accustomed to with our solutions and the wide range of screening services we deliver to them today. In fact, the increased scale of the business will ensure that we can continue to deliver the most comprehensive and highest value solutions in the industry. Our focus on anticipating and meeting customer needs will continue to expand as we gain valuable new business capabilities through the merger.

What this Means to Partners

For HireRight partners, the HireRight merger with USIS means more opportunity. HireRight’s relationship with its partners will not change, however HireRight partners will be able to offer their clients more value, through a wider range of solutions and services provided by the combined company. In addition, the merger allows HireRight partners to collaborate with HireRight on a broader range of clients and industries.

What this Means to Investors

For HireRight investors, the merger equates to a financial transaction that will ultimately take HireRight private. The value of the all-cash transaction is approximately $195 million and represents a per share price of $15.60 to HireRight shareholders. The transaction is subject to HireRight shareholder approval, regulatory approval, and certain other customary closing conditions and is expected to close before the end of the year.

The transaction is not subject to any financing conditions. The agreement has been approved by the USIS Board of Directors and the HireRight Board of Directors. Prior to close, the two companies will continue to operate independently.

For more information regarding the merger, please visit the HireRight investor relations web site at http://ir.hireright.com or contact us at ir@hireright.com.

Merger Frequently Asked Questions (FAQs)

Q1. Who is USIS?

A1. USIS is a leading provider of security screenings, background investigations, employment and drug screening services, automotive insurance underwriting services, and national security solutions to government and corporate clients. Headquartered in Falls Church, Va., the company has more than 7,000 employees that support business operations in all 50 states, U.S. territories, and overseas. USIS was formed in July 1996 following a White House initiative that led its establishment as the first privatization of a government program into the private sector. Today, the company is owned by Providence Equity Partners, the largest global private equity firm dedicated to investing in the media, information services and communications industries.

USIS’ three businesses include the Investigative Services Division, the largest supplier of background investigations to the federal government and a provider of screening services to law enforcement agencies and first responder organizations; the Commercial Services Division, one of the nation’s largest employment and drug screening companies that serves the needs of more than 33,000 businesses across the U.S.; and the National Security Division, a global provider of specialized national security solutions that support the mission critical needs of a wide-range of federal programs.

Q2. Who is HireRight?

A2. HireRight is a leading provider of on-demand employment background and drug screening solutions that help employers efficiently implement, manage and control screening programs. Many companies, including more than 65 of the Fortune 500, trust HireRight because the company delivers customer-focused solutions that provide greater efficiency and faster results. HireRight also provides pre-integrated employment screening services through enterprise e-recruiting solutions from top providers such as Oracle/PeopleSoft, Taleo, Vurv, ADP/VirtualEdge and PeopleAdmin. HireRight’s worldwide headquarters are located in Irvine, Calif., with offices and affiliates around the globe.

Q3. Why is this transaction a good thing for customers?

A3. HireRight and USIS’ businesses are complementary and together will create many customer benefits.  HireRight’s strengths include its culture of customer focus and innovation, the strength of the team, the quality and depth of technology-based solutions, and the extent of the strategic partner base.  USIS brings deep vertical expertise the transportation and retail sectors, direct ownership of valuable data sources and services, and security expertise and stability that derives from extensive government sector business.

In the years ahead, customer requirements will rapidly evolve and it is essential that that we are in a position to continue to be viewed as a valuable solutions partner. The combined company will deliver to customers a competitively unique blend of technology-enabled pre-employment screening solutions and deep subject matter expertise resulting in an outstanding value proposition for customers

Q4. How will this change the products and services offered to customers today?

A4. It is not expected that the combination will significantly impact any products or services that customers utilize today. In fact, the combination is expected to increase the options available to customers.

Q5. How will both companies ensure that customers aren’t negatively impacted?

A5. The two companies are deeply committed to providing customers with the best possible products and service, and the combined business will work diligently to ensure there is no disruption of the screening services delivered to customers. The combined company will provide its customers with on-demand screening applications built with state-of-the-art technologies, and it will be able to deliver outstanding user experience, quality, turn-around time, and extensive process and workflow automation.

While the companies will operate independently until the close of the financial transaction, USIS and HireRight remain committed to communicating openly and quickly with customers as transition plans are developed and implemented.

Q6. Why is this transaction a good thing for employees?

A6. Employees will benefit from being part of a dynamic company with the size and capabilities necessary to succeed in the increasingly competitive global pre-employment screening industry.

New career opportunities will be a natural outgrowth of the strategic combination of two success-driven companies that clearly understand the importance of recruiting, retaining, and rewarding a high performance team.  In addition, employees will be part of a larger company that can provide additional opportunities for career growth and professional development.

Q7. What does this mean for HireRight’s stockholders?

A7. Under terms of the definitive agreement, which was approved by both companies’ board of directors, HireRight stockholders will be paid $15.60 per share in cash, which represents about a 54% premium over HireRight’s closing share price on Friday, June 6 and a 65% premium over the weighted average trading price of the Company’s shares for the past three months.

Q8. What approvals are required to close the deal?

A8. The transaction, which was approved by both companies’ board of directors, is subject to several conditions including HireRight stockholder approval, regulatory approval, and certain other customary closing conditions, and is expected to close before the end of the year. The transaction is not subject to any financing conditions.

Q9. When will the deal be officially closed?

A9. The transaction is subject to several conditions including HireRight stockholder approval, regulatory approval, and certain other customary closing conditions, and is expected to close before the end of the year.

Q10. How is the transaction structured?

A10. USIS and HireRight have signed a definitive agreement to merge through a transaction valued at approximately $195 million. Under terms of the all cash agreement, which was approved by both companies’ board of directors, USIS will pay HireRight stockholders $15.60 per share in cash, without interest, which represents a 54% premium over HireRight’s closing share price on Friday, June 6 and a 65% premium over the weighted average trading price of the Company’s shares for the past three months.

Q11. Does this mean the HireRight name and brand will go away?

A11. The HireRight brand is important to the success of the business and is the result of market success and careful brand management over many years. Given the strength of the brand, it is expected that the HireRight brand will continue to be used as a key part of the business.

Q12. Does this mean the USIS or Commercial Services name and brand will go away?

A12. The USIS brand is important to the success of the business in both the government and commercial markets the company serves and is the result of market success and careful brand management over many years.

Q13. Will either company’s overall strategy and go-to-market approach change?

A13. Over time and with input from team members from both companies, go-to-market strategies and plans will be reviewed with the goal of developing a combined plan for the business. The best practices from both companies will continue to be actively pursued and we don’t anticipate that this will cause any major changes to the go-to-market strategies.

Q14. What will the leadership team look like for the combine business?

A14. This will be determined during the integration process. Prior to the close of the transaction, each business will operate independently under existing leadership. Specifics around the integration planning process and timing will be shared as details are available.

About USIS

<Links to USIS web site>

About USIS

USIS is a leading provider of security screenings, background investigations, employment and drug screening services, automotive insurance underwriting services, and national security solutions to government and corporate clients. Headquartered in Falls Church, Va., the company has more than 7,000 employees that support business operations in all 50 states, U.S. territories, and overseas. USIS was formed in July 1996 following a White House initiative that led to the establishment of US Investigations Services, Inc. (USIS) as the first privatization of a government program into the private sector. Today, the company is owned by Providence Equity Partners, the largest global private equity firm dedicated to investing in the media, information services and communications industries.

USIS’ three businesses include the Investigative Services Division, the largest supplier of background investigations to the federal government and a provider of screening services to law enforcement agencies and first responder organizations; the Commercial Services Division, one of the nation’s largest employment and drug screening companies that serves the needs of more than 33,000 businesses across the U.S.; and the National Security Division, a global provider of specialized national security solutions that support the mission critical needs of a wide-range of federal programs.

About HireRight

HireRight is a leading provider of on-demand employment background and drug screening solutions that help employers efficiently implement, manage and control screening programs. Many companies, including more than 65 of the Fortune 500, trust HireRight because the company delivers customer-focused solutions that provide greater efficiency and faster results. HireRight also provides pre-integrated employment screening services through enterprise e-recruiting solutions from top providers such as Oracle/PeopleSoft, Taleo, Vurv, ADP/VirtualEdge and PeopleAdmin. HireRight’s worldwide headquarters are located in Irvine, Calif., with offices and affiliates around the globe.

Additional Information about the Merger and Where to Find It

This communication is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of HireRight, and it is not a substitute for any proxy statement or other filings that may be made with the SEC should this proposed merger go forward.  In connection with the proposed merger, HireRight plans to file a proxy statement with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. A definitive proxy statement will be sent to the stockholders of HireRight. Investors and security holders may also obtain a free copy of the proxy statement (when available) and other documents filed by HireRight with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by HireRight with the SEC may also be obtained by requesting them in writing from HireRight at 5151 California Avenue, Irvine, CA 92617, or by telephone at 949.428.5855.

Proxy Solicitation

HireRight and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of HireRight’s participants in such solicitation,  including their respective security holdings, is set forth in HireRight’s annual proxy statement, which was filed with the Securities and Exchange Commission on April 8, 2008. Investors may obtain additional information regarding this transaction, HireRight and the interests of HireRight’s participants in such solicitation by reading the proxy statement for such merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This message may contain forward-looking statements based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by the companies. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding the impact of the merger, including but not limited to, the companies’ expectations with respect to the combined companies available solutions, leadership position, competitive strengths and positioning; client base, as well as the anticipated synergies, efficiencies and advantages resulting from the merger; the approval of the merger transaction by stockholders and regulators; the satisfaction of the closing conditions to the merger transaction; the lack of financing conditions; the completion of the merger on stated terms; and the timing of the completion of the merger transaction. Such statements speak only as of the date hereof and are subject to change. The companies undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the risk the companies’ businesses and their relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger may not be consummated, may be consummated on different terms or may be delayed; that anticipated synergies and strategic benefits from the merger may not be fully realized; that a failure to satisfy conditions to close the merger, including obtaining the requisite regulatory and stockholder approvals, may occur; and the various other risks and uncertainties described in the “Risk Factors” section of HireRight’s Annual Report on Form 10-K for the year ended December 31, 2007, and the general economic and political conditions and specific conditions that may impact company operations, including hiring trends. Further information on HireRight, Inc., including additional risk factors that may affect forward looking statements, is contained in its Annual Report on Form 10-K and in its other SEC filings that are available through the SEC’s website (www.sec.gov).